Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-4 No. 333-230353) of Arcturus Therapeutics Holdings Inc.,
(2)
Registration Statement (Form S-8 No. 333-232272) pertaining to the Arcturus Therapeutics Holdings Inc. 2019 Omnibus Equity Incentive Plan,
(3)
Registration Statement (Form S-8 No. 333-280860) pertaining to Arcturus Therapeutics Holdings Inc. 2019 Omnibus Equity Incentive Plan,
(4)
Registration Statement (Form S-8 No. 333-265925) pertaining to the Arcturus Therapeutics Holdings Inc. 2019 Omnibus Equity Incentive Plan, as amended,
(5)
Registration Statement (Form S-8 No. 333-240397) pertaining to the Arcturus Therapeutics Holdings Inc. Amended and Restated 2019 Omnibus Equity Incentive Plan,
(6)
Registration Statement (Form S-8 No. 333-240392) pertaining to the Arcturus Therapeutics Holdings Inc. 2020 Employee Stock Purchase Plan,
(7)
Registration Statement (Form S-8 No. 333-260391) pertaining to the Arcturus Therapeutics Holdings Inc. 2021 Inducement Equity Incentive Plan,
(8)
Registration Statements (Form S-3 Nos. 333-235475, 333-269003 and 333-292486) of Arcturus Therapeutics Holdings Inc.

of our report dated March 14, 2024 (except Note 12, as to which the date is March 6, 2025) with respect to the consolidated financial statements of Arcturus Therapeutics Holdings Inc. included in this Annual Report (Form 10-K) of Arcturus Therapeutics Holdings, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Diego, California

March 3, 2026